Exhibit 99.1

Rogers Corporation Reports Strong Earnings and All-time Record Quarterly Sales for the First Quarter of 2015

  All-time record net sales of $165.1 million, up 12.6%
    Organic Growth of 3.2%, excluding unfavorable currency impact of 4.3%
    Acquisition contribution of 13.8% growth
  EPS of $0.94 (non-GAAP), excluding discrete acquisition related impacts of $0.22 per diluted share (GAAP EPS of $0.72)
  Gross margin of 38.8% (non-GAAP), up 200 basis points (37.8% GAAP gross margin)
  Operating margin of 15.8% (non-GAAP), up 120 basis points (12.2% GAAP operating margin)
  Completed Arlon acquisition on January 22, 2015

ROGERS, Conn.--(BUSINESS WIRE)--April 29, 2015--Rogers Corporation (NYSE:ROG) today announced financial results for the first quarter of 2015. The first quarter of 2015 results include the newly acquired Arlon business from the date of acquisition, January 22, 2015.

For the first quarter of 2015 net sales were $165.1 million with net earnings of $0.72 per diluted share. Arlon contributed $20.2 million of net sales and earnings of $0.17 per diluted share for the quarter. The Company incurred discrete charges of $0.22 per diluted share related to integration activities and non-recurring purchase accounting costs in the first quarter of 2015. Exclusive of these acquisition related impacts, net earnings were $0.94 per diluted share. Net sales were slightly below, and non-GAAP net earnings exceeded, the Company’s guidance provided on February 17, 2015. First quarter of 2014 net sales were $146.6 million with net earnings of $0.79 per diluted share.

The Company’s record net sales performance was achieved through year-over-year quarterly sales growth of 12.6%. On a currency adjusted basis, the Company delivered organic sales growth of 3.2% from the same quarter of the prior year. Fluctuations in currency exchange rates from the first quarter of 2014 unfavorably impacted organic sales by $6.5 million or 4.3%. Arlon contributed 13.8% of the increase in net sales for the quarter.

Bruce D. Hoechner, President and CEO commented, “Rogers achieved its ninth consecutive quarter of year-over-year revenue growth, and set another sales record in the first quarter of 2015. In addition, we continued our journey of improved margin performance as a result of our strategic focus on operational excellence. The Arlon acquisition closed early in the quarter and was able to make a strong contribution to both the top and bottom line. Overall, our results were tempered by what we believe is temporary weaker demand in some of our markets, as well as the unfavorable impact of currency exchange rates.”

Business Segment Discussion

Printed Circuit Materials
Printed Circuit Materials reported first quarter of 2015 net sales of $71.3 million, a 21.8% increase compared to first quarter of 2014 net sales of $58.5 million. On a currency adjusted basis, organic sales grew 5.2% from the same quarter of the prior year. Fluctuations in currency exchange rates unfavorably impacted net sales in the first quarter by approximately $0.8 million or 1.3% as compared with the first quarter of 2014. Net sales include $10.5 million or 17.9% from Arlon in the first quarter of 2015. Growth was driven by increased demand for high frequency circuit materials going into wireless infrastructure, automotive Advanced Driver Assistance Systems, and aerospace and defense applications. This growth was partially offset by lower demand in mobile internet device wireless antenna applications due to higher than expected inventory levels in the supply chain.

High Performance Foams
High Performance Foams reported first quarter of 2015 net sales of $44.6 million, an 8.1% increase compared to first quarter 2014 net sales of $41.2 million. On a currency adjusted basis, organic sales declined by 3.2% from the same quarter of the prior year. Fluctuations in currency exchange rates unfavorably impacted net sales in the first quarter by approximately $0.6 million or 1.4% as compared with the first quarter of 2014. Net sales include $5.2 million or 12.7% from Arlon in the first quarter of 2015. Weaker demand in portable electronics was partially offset by increased demand in general industrial and consumer applications.

Power Electronics Solutions
Power Electronics Solutions reported first quarter of 2015 net sales of $38.5 million, a 5.6% decrease compared to first quarter of 2014 net sales of $40.8 million. Excluding the unfavorable currency impact, first quarter of 2015 organic net sales grew by approximately 6.9% compared to the first quarter of 2014. Net sales were unfavorably impacted by approximately $5.1 million or 12.5% due to fluctuations in currency exchange rates as compared with the first quarter of 2014. Results reflect strong demand in mass transit and electric vehicle applications offset in part by weaker demand in variable frequency motor drives and certain renewable energy applications.

Other
Net sales of other products reported for the first quarter of 2015 were $10.7 million, an increase of 75.4% compared to the first quarter of 2014 net sales of $6.1 million. This increase was predominantly driven by Arlon related sales of $4.5 million in the first quarter of 2015.

Operational Highlights
Rogers ended the first quarter of 2015 with cash and cash equivalents of $199.9 million, a decrease of $37.5 million, or 15.8%, from $237.4 million on December 31, 2014. Net cash provided by operating activities was $12.9 million for the first quarter of 2015 compared to the $17.8 million for the first quarter of 2014. Capital expenditures were approximately $8.5 million for the first quarter of 2015.

The Company’s non-GAAP gross margins of 38.8% (37.8% GAAP) in the first quarter of 2015 compared to 36.8% for the first quarter of 2014. Operating margin on a non-GAAP basis was 15.8% (12.2% GAAP) for the first quarter of 2015 compared to 14.6% for the first quarter of 2014.

The Company’s 2015 first quarter effective tax rate was 31.5%.

Outlook
Rogers projects its second quarter of 2015 net sales will be between $175 to $185 million and non-GAAP net earnings between $0.81 and $0.93 per diluted share, which excludes estimated integration costs of $0.10 per diluted share. Included in the second quarter of 2015 net sales guidance is the unfavorable impact of approximately $7.7 million due to currency exchange rates.

For full year of 2015, Rogers expects capital expenditures to be in the range of $33 to $38 million and its effective tax rate to be approximately 30%.

Non-GAAP Financial Measures
Reconciliations of non-GAAP measures used in this release to the applicable GAAP financial measures appear at the end of the press release.

About Rogers Corporation
Rogers Corporation (NYSE:ROG) is a global leader in engineered materials helping to Power, Protect, Connect our world. With more than 180 years of materials science experience, Rogers delivers high-performance solutions that enable clean energy, internet connectivity, safety and protection and other technologies where reliability is critical. Rogers delivers Power Electronics Solutions for energy-efficient motor drives, vehicle electrification and alternative energy; High Performance Foams for sealing, vibration management and impact protection in mobile devices, transportation interiors, industrial equipment and performance apparel; and Printed Circuit Materials for wireless infrastructure, automotive safety and radar systems. Headquartered in Connecticut (USA), Rogers operates manufacturing facilities in the United States, China, Germany, Belgium, Hungary, and South Korea, with joint ventures and sales offices worldwide. For more information, visit www.rogerscorp.com.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not constitute guarantees of future performance. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future net sales or performance, capital expenditures, financing needs, restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Risks that could cause such results to differ include: changing business, economic, and political conditions both in the United States and in foreign countries, particularly in light of the uncertain outlook for global economic growth, particularly in several of our key markets; the possibility that changes in technology or market requirements will reduce the demand for our products increasing competition; the possibility of adverse effects resulting from the expiration of issued patents; any difficulties integrating acquired businesses into our operations and the possibility that anticipated benefits of acquisitions and divestitures may not materialize as expected or additional costs may be incurred; delays or problems in completing planned operational enhancements to various facilities; and our achieving less than anticipated benefits and/or incurring greater than anticipated costs relating to streamlining initiatives or that such initiatives may be delayed or not fully implemented due to operational, legal or other challenges. The risk factors identified in our filings with the Securities and Exchange Commission, including the Company's most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, could impact any forward-looking statements contained in this release. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein. This release refers to various non-GAAP financial measures. We believe that this information is useful to understanding the operating results and ongoing performance of our underlying businesses.

Additional Information and April 30, 2015 Conference Call

For more information, please contact the Company directly, via email or visit the Rogers website.

Website Address: http://www.rogerscorp.com

A conference call to discuss 2015 first quarter results will be held on Thursday, April 30, 2015 at 9:00AM (Eastern Time).

A slide presentation will be made available prior to the start of the call. The slide presentation can be accessed under the investor relations sections of the Rogers Corporation website (www.rogerscorp.com/ir).

The Rogers participants in the conference call will be:

Bruce D. Hoechner, President and CEO
David Mathieson, Vice President, Finance and CFO
Robert C. Daigle, Senior Vice President and CTO

A Q&A session will immediately follow management’s comments.

To participate in the conference call, please call:

1-800-574-8929	Toll-free in the United States
1-973-935-8524	Internationally
There is no passcode for the live teleconference.

For playback access, please call: 1-855-859-2056 in the United States and 1-404-537-3406 internationally through 11:59PM (Eastern Time), May 6, 2015. The passcode for the audio replay is 6773126.

The call will also be webcast live in a listen-only mode. The webcast may be accessed through links available on the Rogers Corporation website at www.rogerscorp.com/ir. Replay of the archived webcast will be available on the Rogers website approximately two hours following the webcast.

(Financial Statements Follow)

Condensed Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)	March 31, 2015	March 31, 2014
Net sales	$165,051	$146,640
Cost of sales	102,696	92,721
Gross margin	62,355	53,919

Selling and administrative expenses	36,147	27,599
Research and development expenses	6,108	4,863
Operating income	20,100	21,457

Equity income in unconsolidated joint ventures	919	977
Other income (expense), net	(129)	(1,191)
Interest income (expense), net	(1,006)	(748)
Income before income tax expense	19,884	20,495

Income tax expense	6,257	5,915
Net income	$13,627	$14,580

Basic net earnings per share:	$0.74	$0.81

Diluted net earnings per share:	$0.72	$0.79

Shares used in computing:
Basic	18,475,507	17,950,843
Diluted	18,949,594	18,549,458

Condensed Consolidated Statements of Financial Position (Unaudited)

(IN THOUSANDS)	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$199,858	$237,375
Accounts receivable, net	113,540	94,876
Accounts receivable from joint ventures	2,028	1,760
Accounts receivable, other	2,788	1,823
Taxes receivable	703	606
Inventories	82,239	68,628
Prepaid income taxes	4,726	4,586
Deferred income taxes	11,449	8,527
Asbestos related insurance receivables	6,827	6,827
Other current assets	11,008	7,046
Total current assets	435,166	432,054

Property, plant and equipment, net	179,630	150,420
Investments in unconsolidated joint ventures	17,057	17,214
Deferred income taxes	40,918	44,853
Pension Asset	403	403
Goodwill	175,009	98,227
Other intangible assets	82,171	38,340
Asbestos related insurance receivables	46,186	46,186
Other long term assets	8,522	7,420
Total assets	$985,062	$835,117

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$29,954	$20,020
Accrued employee benefits and compensation	26,127	33,983
Accrued income taxes payable	8,402	6,103
Current portion of lease obligation	662	747
Current portion of long term debt	42,500	35,000
Asbestos related liabilities	6,827	6,827
Other accrued liabilities	24,088	17,765
Total current liabilities	138,560	120,445

Long term lease obligation	5,285	6,042
Long term debt	137,500	25,000
Pension liability	19,650	17,652
Retiree health care and life insurance benefits	8,768	8,768
Asbestos related liabilities	49,718	49,718
Non-current income tax	12,078	10,544
Deferred income taxes	37,725	14,647
Other long term liabilities	2,707	338

Shareholders’ equity
Capital stock	18,605	18,404
Additional paid in capital	141,999	137,225
Retained income	505,055	491,428
Accumulated other comprehensive income (loss)	(92,588)	(65,094)
Total shareholders’ equity	573,071	581,963
Total liabilities and shareholders’ equity	$985,062	$835,117

Reconciliation of non-GAAP Financial Measures to the Comparable GAAP Measures

Non-GAAP Financial Measures

Management believes non-GAAP information provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses that are generally non-recurring and accordingly may not be indicative of the core business operating results. The Company believes that this additional financial information is useful to management and investors in assessing the Company’s historical performance and when planning, forecasting and analyzing future periods. However, the non-GAAP information has limitations as an analytical tool and should not be considered in isolation from, or as alternatives to, financial information prepared in accordance with GAAP.

Reconciliation of GAAP to non-GAAP Net Earnings Per Diluted Share for the First Quarter 2015:

The following table includes discrete charges related to special adjustments.

Q1 2015
GAAP net earnings per diluted share	$0.72

Integration costs related to Arlon (impact to SG&A)	0.16
Non-recurring purchase accounting costs (impact to gross margin)	0.06
Total special adjustments	0.22

Non-GAAP net earnings per diluted share	$0.94

Reconciliation of GAAP to non-GAAP Gross Margin for the First Quarter of 2015:

The following table includes discrete charges related to special adjustments.

Gross Margin	Q1 2015
GAAP gross margin	37.8%

Non--recurring purchase accounting costs	1.0
Total special adjustments	1.0

Non-GAAP gross margin	38.8%

Reconciliation of GAAP to non-GAAP Operating Margin for the First Quarter of 2015:

The following table includes discrete charges related to special adjustments.

Operating Margin	Q1 2015
GAAP operating margin	12.2%

Integration costs related to Arlon	2.6
Non-recurring purchase accounting costs	1.0
Total special adjustments	3.6

Non-GAAP operating margin	15.8%

Reconciliation of GAAP to non-GAAP Earnings Per Share Guidance for the Second Quarter of 2015:

The following table includes discrete special charges related to the acquisition of Arlon.

Q2 2015
Guidance Q2 2015 GAAP earnings per diluted share	$0.71 - $0.83

Add back special charges, net of tax:
Estimated integration costs	0.10

Guidance Q2 2015 non-GAAP earnings per diluted share	$0.81 - $0.93

CONTACT:
Rogers Corporation
Financial News Contact:
David Mathieson, 860-779-4033
Vice President, Finance and Chief Financial Officer
FAX: 860-779-5509
or
Investor Contact:
William J. Tryon, 860-779-4037
Director, Investor and Public Relations
FAX: 860-779-5509
william.tryon@rogerscorp.com